Exhibit 10.1
EXECUTION VERSION
THIRD AMENDMENT
TO
CREDIT AGREEMENT
          THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the “Agreement”) is being executed and delivered as of November 16, 2007 by and among CBIZ, Inc., a Delaware corporation (the “Company”), the “Guarantors” as defined in the Credit Agreement, the several financial institutions from time to time party to the Credit Agreement referred to and defined below (collectively, the “Lenders”), and Bank of America, N.A. (“Bank of America”), as administrative agent for the Lenders (in such capacity, the “Agent”). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in such Credit Agreement as defined below, and section references used herein, shall, unless otherwise specified, refer to sections of such Credit Agreement as defined below.
W I T N E S S E T H:
          WHEREAS, the Company, the Lenders and the Agent have entered into that certain Credit Agreement dated as of February 13, 2006 (as heretofore amended, restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which, among other things, the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans and other financial accommodations to or for the benefit of the Company;
          WHEREAS, in connection with the Credit Agreement, the Guarantors have each executed and delivered in favor of the Agent and the Lenders a certain Guaranty pursuant to which the Guarantors have guaranteed the Company’s obligations under the Credit Agreement;
          WHEREAS, the Company has requested that the Lenders agree, and subject to the terms and conditions set forth herein, the Lenders have agreed, to amend the Credit Agreement in certain respects as hereinafter set forth.
          NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, the Guarantors, the Majority Lenders and the Agent, such parties hereby agree as follows:
          1. Amendment. Subject to the satisfaction of the conditions set forth in Paragraph 2 of this Agreement, the Credit Agreement is hereby amended as follows (unless otherwise specified, section references used in this section shall refer to such sections of the Credit Agreement):
     (a) The definition of “Applicable Margin” set forth in Section 1.01 is hereby amended and restated in its entirety as follows:
          “Applicable Margin” shall mean on any date the applicable percentage set forth below based upon the Total Leverage Ratio as calculated after adjusting the Leverage Ratio shown in the Compliance Certificate then most recently delivered to the Agent and the Lenders:

Revolving Loans/ Letters of Credit
Total Leverage	Base	Eurodollar	Fees
Ratio	Rate	Rate	Letter of Credit Fees	Commitment Fee
≥ 4.00:1.00	1.000%	2.000%	2.000%	0.400%
≥ 3.00:1.00, but < 4.00:1.00	0.625%	1.625%	1.625%	0.325%
≥ 2.00:1.00, but < 3.00:1.00	0.375%	1.375%	1.375%	0.275%
≥ 1.00:1.00, but < 2.00:1.00	0.125%	1.125%	1.125%	0.225%
< 1.00:1.00	0.000%	0.875%	0.875%	0.175%
          ; provided however that, (i) for the period from the date on which the Third Amendment dated as of November 16, 2007 to this Agreement shall have become effective to and including the date of the delivery of the Compliance Certificate for the fiscal year ending December 31, 2007, the Applicable Margin shall be determined as if the Total Leverage Ratio for such period were greater than or equal to 2.00:1.00 but less than 3.00:1.00, and (ii) if the Company shall have failed to deliver to the Lenders by the date required hereunder any Compliance Certificate pursuant to Section 7.02(b), then from the date such Compliance Certificate was required to be delivered until the date of such delivery the Applicable Margin shall be determined as if the Total Leverage Ratio for such period was greater than or equal to 4.00:1.00. Each change in the Applicable Margin (other than pursuant to clause (i) immediately above, which change shall take effect as provided in such clause) shall take effect with respect to all outstanding Loans on the third Business Day immediately succeeding the day on which such Compliance Certificate is received by the Agent. Notwithstanding the foregoing, no reduction in the Applicable Margin shall be effected if a Default or an Event of Default shall have occurred and be continuing on the date when such change would otherwise occur, it being understood that on the third Business Day immediately succeeding the day on which such Default or Event of Default is either waived or cured (assuming no other Default or Event of Default shall be then pending), the Applicable Margin shall be reduced (on a prospective basis) in accordance with the then most recently delivered Compliance Certificate (or clause (ii) above, as applicable). Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.11(c).

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          (b) The definition of “Revolving Termination Date” set forth in Section 1.01 is hereby amended and restated in its entirety as follows:
          “Revolving Termination Date” means the earlier to occur of:
          (a) November 16, 2012; and
          (b) the date on which the Revolving Loan Commitments terminate in accordance with the provisions of this Agreement.
          (c) Section 2.11 is amended to add the following provision to the end of such section:
               (c) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, the Company shall immediately and retroactively be obligated to pay to the Agent for the account of the Lenders, promptly on demand by the Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code, automatically and without further action by the Agent, any Lender or the Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Agent, any Lender or the Issuing Bank, as the case may be, under Section 2.09(c), or 3.03(c) or under Article IX. The Company’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
          (d) Section 7.03(d) is amended to add the following provision to the end of such section:
          , including any determination by the Company referred to in Section 2.11(c).
          (e) Section 7.01(c) is hereby deleted in its entirety.
          2. Effectiveness of this Agreement; Conditions Precedent. The provisions of Paragraph 1 of this Agreement shall be deemed to have become effective as of the date of this Agreement, but such effectiveness shall be expressly conditioned upon:
          (a) the receipt by the Agent of an executed counterpart of this Agreement executed and delivered by duly authorized officers of the Company and each of the Lenders;
          (b) the receipt by the Agent of a secretary’s certificate, in form, scope and substance acceptable to the Agent, from the secretary or assistant secretary of the Company, certifying (i) as to the Company’s board of directors’ resolutions authorizing the Company’s execution, delivery and performance of this Agreement and the Credit Agreement as amended by this Agreement (with copies thereof attached to such certificate), (ii) as to the incumbency of the

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officer of the Company to executes and delivers this Agreement and as to such officer’s signature or facsimile thereof and (iii) as to the currency and completeness of the Company’s certificate of incorporation and by-laws (with copies thereof attached to such certificate);
          (c) the receipt by the Agent of a legal opinion, in form, scope and substance acceptable to the Agent, from the Company’s general counsel, with respect to this Agreement and the Credit Agreement as amended by this Agreement.
          (d) payment in full, in immediately available funds, of (i) an amendment fee payable to each Lender in the amount of 0.05% of such Lender’s Revolving Loan Commitment and (ii) the fees payable to Bank of America pursuant to that certain fee letter dated as of October 19, 2007 among Bank of America, Banc of America Securities LLC and the Company (all of which fees the Company hereby covenants and agrees to pay concurrently with the execution and delivery of this Agreement).
          3. Representations and Warranties.
     (a) The Company hereby represents and warrants that this Agreement and the Credit Agreement as amended by this Agreement constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
     (b) The Company hereby represents and warrants that its execution, delivery and performance of this Agreement and the Credit Agreement as amended by this Agreement have been duly authorized by all proper corporate action, do not violate any provision of its certificate of incorporation or bylaws, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any Governmental Authority, or of any other third party under the terms of any contract or agreement to which the Company or any of the Company’s Subsidiaries is bound.
     (c) The Company hereby represents and warrants that (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Company contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of the Company’s execution and delivery of this Agreement in all material respects as though made on and as of such date.
     (d) The Company hereby represents and warrants that there has not occurred since December 31, 2006, any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (e) The Company hereby represents and warrants that there are no actions, suits, investigations, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, its Subsidiaries or any of their respective properties which purport to affect or pertain to this Agreement, the Credit Agreement or

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any other Loan Document or any of the transactions contemplated hereby or thereby, or which could reasonably be expected to have a Material Adverse Effect
          4. Reaffirmation, Ratification and Acknowledgment; Reservation. The Company and each Guarantor hereby (a) ratify and reaffirm all of their payment and performance obligations, contingent or otherwise, under each Loan Document to which they are a party, (b) agree and acknowledge that such ratification and reaffirmation are not a condition to the continued effectiveness of such Loan Documents, and (c) agree that neither such ratification and reaffirmation, nor the Agent’s or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Company or such Guarantors with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. The Credit Agreement as amended hereby and each of the other Loan Documents shall remain in full force and effect and is hereby ratified and confirmed. Neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Agent or the Lenders, or of any Default or Event of Default (whether or not known to the Agent or the Lenders), under any of the Loan Documents, all of which rights, powers and remedies, with respect to any such Default or Event of Default or otherwise, are hereby expressly reserved by the Agent and the Lenders. This Agreement shall constitute a Loan Document for purposes of the Credit Agreement.
          5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
          6. Agent’s Expenses. The Company hereby agrees to promptly reimburse the Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement.
          7. Counterparts. This Agreement may be executed in counterparts and all of which together shall constitute one and the same agreement among the parties.
* * * *

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CBIZ, INC.
By	/s/ Ware Grove
	Name:	Ware Grove
	Title:	Senior Vice President & Chief Financial Officer

Signature Page to
Third Amendment to
Credit Agreement

THE GUARANTORS:
CBIZ GEBCORP INSURANCE, INC (FORMERLY BENMARK, INC.)
CBIZ ACCOUNTING, TAX & ADVISORY OF ATLANTA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF MARYLAND, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF BOCA RATON, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF CHICAGO, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF COLORADO, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF COLUMBIA, INC.
CBIZ ACCOUNTING, TAX & ADVISORY OF KANSAS CITY, INC.
CBIZ ACCOUNTING, TAX & ADVISORY OF NEW YORK, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF OHIO, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF NORTHERN CALIFORNIA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF ORANGE COUNTY, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF PHOENIX, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF SAN DIEGO, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF SOUTH FLORIDA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF TOPEKA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF WICHITA, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF WISCONSIN, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF ST. LOUIS, LLC
CBIZ ACCOUNTING, TAX & ADVISORY OF UTAH, LLC
CBIZ ACCOUNTING, TAX & ADVISORY, LLC
CBIZ BEATTY SATCHELL, LLC
CBIZ BENEFITS & INSURANCE SERVICES, INC.
CBIZ BVKT, LLC
Signature Page to
Third Amendment to
Credit Agreement

CBIZ GIBRALTAR REAL ESTATE SERVICES, LLC
CBIZ RISK & ADVISORY SERVICES, LLC
(FORMERLY CBIZ HARBORVIEW, LLC)
CBIZ INSURANCE SERVICES, INC.
CBIZ KA CONSULTING SERVICES, LLC
CBIZ KESSLER GOVERNMENT RELATIONS, LLC
CBIZ M & S CONSULTING SERVICES, LLC
CBIZ M.T. DONAHOE & ASSOCIATES, LLC
CBIZ MEDICAL MANAGEMENT PROFESSIONALS, INC.
CBIZ MMP OF TEXAS, LLC
CBIZ NETWORK SOLUTIONS, LLC
CBIZ NETWORK SOLUTIONS CANADA, INC.
CBIZ OPERATIONS, INC.
CBIZ ACCOUNTING, TAX & ADVISORY OF NAPERVILLE, LLC (FORMERLY CBIZ PHILIP-RAE, LLC)
CBIZ RETIREMENT CONSULTING, INC.
CBIZ SK&B, LLC
CBIZ SOUTHERN CALIFORNIA, LLC
CBIZ SPECIAL RISK INSURANCE SERVICES, INC.
CBIZ TAX AND ADVISORY OF NEBRASKA INC.
CBIZ TECHNOLOGIES, LLC
CBIZ VALUATION GROUP, LLC
CBIZ VINE STREET HOLDING CORP.
CBIZ WEST, INC.
CBIZ WESTERN KANSAS, INC.
G&C BUSINESS SERVICES, INC.
GOVERNMENT EMPLOYEE BENEFITS CORPORATION OF GEORGIA
CBIZ FLEX, INC. (FORMERLY MHM RESOURCES, INC.)
HAWTHORN FINANCIAL CORPORATION
MHM RETIREMENT PLAN SOLUTIONS, LLC
MEDICAL MANAGEMENT SYSTEMS, INC.
ONECBIZ, INC.
TRIMED INDIANA, LLC

By:	/s/ Jerome P. Grisko, Jr.
Name:	Jerome P. Grisko, Jr.
Title:	Sole Director

Signature Page to
Third Amendment to
Credit Agreement

BANK OF AMERICA, N.A., as Agent

By
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By

Name:
Title:

FIFTH THIRD BANK, as a Lender

By

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By

Name:
Title:

HUNTINGTON NATIONAL BANK, as a Lender

By

Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By

Name:
Title:
Signature Page to
Third Amendment to
Credit Agreement